EXHIBIT 99.1

Seacoast BANKING CORPORATION OF FLORIDA	News Release

Dennis S. Hudson, III

President and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6086

William R. Hahl

Executive Vice President/

Chief Financial Officer

 (772) 221-2825

Table of Contents

SEACOAST BANKING CORPORATION OF FLORIDA

ENGAGES KPMG LLP

STUART, FL., June 28, 2004 – Seacoast Banking Corporation of Florida (NASDAQ-NMS:  SBCF) (“Seacoast”), a bank holding company whose principal subsidiary is First National Bank and Trust Company of the Treasure Coast, announced today that its Audit Committee, approved the appointment on June 24, 2004 of KPMG LLP as Seacoast’s independent auditors for 2004 to replace PricewaterhouseCoopers LLP.  PricewaterhouseCoopers LLP provided Seacoast with high quality auditing services and professionalism and Seacoast has valued the relationship it has had with PricewaterhouseCoopers for the past two years.

  Seacoast Banking Corporation of Florida has approximately $1.4 billion in assets.  It is one of the largest independent commercial banking organizations in Florida, headquartered on Florida’s Treasure Coast, one of the wealthiest and fastest growing areas in the nation.

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Certain of the statements in this press release are “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on information presently available to management and are subject to various risks and uncertainties, including, without limitation, those described in Seacoast’s annual report on Form 10-K for the year ended December 31, 2003 under “Special Cautionary Notice Regarding Forward Looking Statements” and otherwise in Seacoast’s SEC reports and filings.  We do not undertake any obligation to update our forward-looking statements.

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